UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Rule 14a-101)

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Instructure, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box)

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1.	Title of each class of securities to which transaction applies:
	2.	Aggregate number of securities to which transaction applies:
	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	4.	Proposed maximum aggregate value of transaction:
	5.	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1.	Amount Previously Paid:
	2.	Form, Schedule or Registration Statement No.:
	3.	Filing Party:
	4.	Date Filed:

EXPLANATORY NOTE

Instructure, Inc. (the “Company”) is filing the investor presentation attached to this Schedule 14A with the Securities and Exchange Commission in connection with the solicitation of proxies for the Company’s special meeting of the holders of its common stock to be held on February 13, 2020 (the “Special Meeting”). From time to time prior to the Special Meeting, the Company may use the attached investor presentation or portions thereof in connection with the solicitation of proxies from the Company’s shareholders.

Investor Presentation January 2020Investor Presentation January 2020

All-cash $47.60 per share Thoma Bravo deal is a compelling price, exhaustively shopped, and materially better than standalone option

Market speculation just prior to announcement distorted the view

Exhaustive price discovery

- Comprehensive review of strategic options, including remaining standalone, Bridge separation, strategic partnerships, PIPE, leveraged recapitalization and acquisitions
- Engaged with 55 parties (20 pre-alternatives announce / 20 more pre-deal announce and 15 more in go-shop), including 29 financial parties and 26 strategic parties
- None of these 55 parties (other than Thoma Bravo) expressed interest in continuing sale discussions with respect to a sale at a price in excess of $47.60 per share
- Public announcement of process coupled with go-shop enabled any and all interested parties to compete
- $47.60 price represented Thoma Bravo's best and final offer after Thoma Bravo increased its offer multiple times

Compelling valuation achieved

- 6.8x[1] EV-to-NTM revenue – EDU only (4th highest multiple in a SaaS take privates; median multiple of 5.3x[2])
  - 6.2x EV/NTM revenue – WholeCo
- 27% and 12% premiums[3] to the midpoints of the ranges for the discounted cash flow analysis for the 35% and 40% long-term EBITDA margin cases, respectively

Significant premia to relevant market prices

- 18% premium to the 3-month VWAP and 12% premium to the unaffected price[4] prior to Q3 earnings (Bridge strategic review)
- 28% premium to stock price after Q1 / Q2 earnings had been absorbed by the market, but before public activist campaign began

Deal speculation disrupted announcement

- Stock price and volume was affected starting in late September, driven by activist agitation and share accumulation, culminating with Bloomberg reports of a potential sale on November 13
- Prices rose well above "natural" levels of prior year (including spikes related to activist announcements)

[1] Excludes Corporate revenue as Board determined appropriate to assign no value to the business given uncertainties related to expected operating losses as well as the timing and cost (or proceeds) of separation; [2] Transactions include acquisitions of public Software-as-a-Service companies by a private equity acquiror with greater than $250 million transaction value in the last five years; [3] Value of $37.50 represents the midpoint of the DCF value range of $30.50 to $44.50 for the 35% Long-Term EBITDA Margin Case; value of $42.50 represents the midpoint of the DCF value range of $34.25 to $50.75 for the 40% Long-Term EBITDA Margin Case; [4] Closing price on 10/28/19 prior to announcing Q3 earnings and the Bridge strategic review after market close

INSTRUCTURE

1

A year long, conflict-free process with 55 parties

*"We have read lots of interesting merger background materials… **We have never seen such an exhaustive list of financial sponsors and potential strategic acquirers involved in an M&A scenario.**"*

– SunTrust Robinson Humphrey, December 26, 2019

Thoughtful, Comprehensive Strategic Process

- Led by directors with significant deal experience
- Board engaged with any parties interested in a transaction
- Engaged with 55 parties (29 financials, 26 strategics)
- 23 NDAs (including 2 with go-shop parties), 4 preliminary proposals in stage 3
- **Share price affected during process by activists and press rumors**
- Board approved highest offer as superior to all options including standalone



$55
$50
$45
$40
$35
$30
Thoma Bravo deal price: $47.60
2/19:
Q4 earnings – (5%)
4/29:
Q1 earnings – (8%)
7/29:
Q2 earnings – (1%)
Activist Agitation and Accumulation
Process Becomes Public
Transaction announced
Jan-19
Mar-19
May-19
Jul-19
Sep-19
Nov-19
Jan-20

Stage 1:
Initial inbound discussions
Board oversaw initial discussions with financial sponsors

Stage 2:
Focused strategic review
Strategic Actions Committee conducted a review of the company strategy and options

Stage 3:
Explore sale transaction
Transaction Committee oversaw a robust and exhaustive process

Post-signing go-shop
Engaged with 24 parties, no new proposals

Permission to use quotations neither sought nor obtained

INSTRUCTURE 2

4th highest revenue multiple paid for a public SaaS company by a private equity acquiror



Transaction enterprise value (EV)-to-next twelve months (NTM) revenue multiple
Median (excluding Instructure): 5.3x
8.6x
CommerceHub
7.9x
Ultimate Software
7.0x
Apptio
6.8x
Instructure (EDU Only) @ $47.60
6.7x
MINDBODY
6.6x
Ellie Mae
6.2x
Instructure (WholeCo) @ $47.60
6.0x
Cvent
5.9x
Marketo
4.6x
Amber road
4.6x
Diligent
4.5x
Xactly
3.9x
Athenahealth
3.4x
LogMeIn
2.2x
Bazaarvoice
1.7x
Jive Software

Source: Company filings, press releases, Wall Street research
Note: Transactions include acquisitions of public Software-as-a-Service companies by a private equity acquiror with greater than $250 million transaction value in the last five years

INSTRUCTURE
3

Significant premium to stock price prior to speculation driven by activists and market rumors



In thousands (k)
$55
$53
$51
$49
$47
$45
$43
$41
$39
$37
$35
5,000
4,500
4,000
3,500
3,000
2,500
2,000
1,500
1,000
500
0
Thoma Bravo deal price: $47.60
Significant, speculative increase in volume[1]
28% premium
A
B
C
D
E
F
G
H
I
J
K
Apr-19
May-19
Jun-19
Jul-19
Aug-19
Sep-19
Oct-19
Nov-19
Dec-19

One day stock price change (%)

- **A** **4/15:** Praesidium files 13D **4%**
- **B** **4/29:** Q1 earnings release **(8%)**
- **C** **7/29:** Q2 earnings release **(1%)**
- **D** **9/24:** Low point achieved once Q1/Q2 earnings absorbed by market
- **E** **10/16:** Praesidium presents view on Instructure at Sohn Conference **3%**
- **F** **10/28:** Q3 earnings release; guidance reduced; strategic alternatives announced for Bridge **5%**
- **G** **10/31:** Sachem Head stake disclosed **5%**
- **H** **11/6/:** Praesidium pushes sale publicly **3%**
- **I** **11/13:** Bloomberg reports rumors of potential sale **3%**
- **J** **11/14:** Strategic alternatives review announced publicly and Jana Partners discloses stake **5%**
- **K** **12/4:** Announced sale to Thoma Bravo for $47.60 per share

Source: Company filings, Wall Street research, FactSet as of 1/6/2020

[1] ~1.5x increase in volume; calculated as 513k (ADTV between 9/24/2019 – 12/4/2019) / 352k (90-day ADTV prior to the first documented purchase by Praesidium on 2/21/2019 per 13D filing on 4/15/2019)

INSTRUCTURE 4

Transaction delivers material premiums to undisturbed stock prices Thoma Bravo deal price: $47.60 Premium: Premium: Premium: 28% 12% 18% $42.44 $40.47 $37.23 1 Low point achieved once Q1/Q2 earnings Closing price prior to unaffected price 3-month VWAP prior to unaffected price absorbed by market 1 Closing price on 10/28/19 prior to announcing Q3 earnings and the Bridge strategic review after market close 5Transaction delivers material premiums to undisturbed stock prices Thoma Bravo deal price: $47.60 Premium: Premium: Premium: 28% 12% 18% $42.44 $40.47 $37.23 1 Low point achieved once Q1/Q2 earnings Closing price prior to unaffected price 3-month VWAP prior to unaffected price absorbed by market 1 Closing price on 10/28/19 prior to announcing Q3 earnings and the Bridge strategic review after market close 5

Slowing growth constrains standalone intrinsic value despite forecast EBITDA improvement

Key Observations

- A Rapid deceleration of growth from 2017 to 2019 with no recovery in out years
- B EBITDA margins relatively flat 2019-2020
- C EBITDA margin expansion forecast in out years speculative



$154
$195
$238
$279
$320
$358
$394

($mm)	2017A	2018A	2019E	2020E	2021E	2022E	2023E
Revenue growth[1]	A 40%	27%	16%	17%	15%	12%	10%
Adjusted EBITDA[4]			19	19	62	81	106
% margin			B 8%	7%	C 19%	23%	27%



Thoma Bravo deal price: $47.60
Premium: 27%
Premium: 12%
$37.50
$42.50
Midpoint of DCF (35% LT EBITDA margin case)
Midpoint of DCF (40% LT EBITDA margin case)

Source: Company filings, Management Projections
Note: Please refer to the Company's proxy statements on file with the SEC for more information on financial projections and risks considered by the Company's Board of Directors
[1] Denotes organic growth
[2] Value of $37.50 represents the midpoint of the DCF value range of $30.50 to $44.50 for the 35% Long-Term EBITDA Margin Case
[3] Value of $42.50 represents the midpoint of the DCF value range of $34.25 to $50.75 for the 40% Long-Term EBITDA Margin Case
[4] Adjusted EBITDA is a non-GAAP financial measure and is earnings before interest, tax, depreciation and amortization and excludes stock-based compensation expense

INSTRUCTURE 6

Analyst response validates comprehensiveness of process and fairness of offer price “We have read lots of interesting merger background materials as part of proxy reviews related to M&A transactions. We have never seen such an exhaustive list of financial sponsors and potential strategic acquirers involved in an M&A scenario. Instructure reported to have engaged with 40 parties during the strategic transaction process.” SunTrust 12/26/2019 “We view the proxy as further evidence that a number of potential suitors have looked at INST, and we see the $47.60 as a fair offer.” Raymond James, 12/23/2019 “We believe the deal price is more aligned with our own view of the asset’s value given a small and price-commoditized core market.” Macquarie 12/4/2019 “In our view, Bridge is significantly less mature than Instructure’s educational offering, which results in minimal synergies across its product portfolio. As such, we believe this transaction makes sense” Berenberg 12/4/2019 Source: Wall Street Research Permission to use quotations neither sought nor obtained 7Analyst response validates comprehensiveness of process and fairness of offer price “We have read lots of interesting merger background materials as part of proxy reviews related to M&A transactions. We have never seen such an exhaustive list of financial sponsors and potential strategic acquirers involved in an M&A scenario. Instructure reported to have engaged with 40 parties during the strategic transaction process.” SunTrust 12/26/2019 “We view the proxy as further evidence that a number of potential suitors have looked at INST, and we see the $47.60 as a fair offer.” Raymond James, 12/23/2019 “We believe the deal price is more aligned with our own view of the asset’s value given a small and price-commoditized core market.” Macquarie 12/4/2019 “In our view, Bridge is significantly less mature than Instructure’s educational offering, which results in minimal synergies across its product portfolio. As such, we believe this transaction makes sense” Berenberg 12/4/2019 Source: Wall Street Research Permission to use quotations neither sought nor obtained 7

Analysts' estimates recognize Instructure's challenging operating environment

Consensus Estimates

	Revenue growth		Operating margin	
	2020E	2021E	2020E	2021E
In Jan 2019[1]	23.6%	20.1%	(3.9%)	0.5%
In Dec 2019	17.7%	15.5%	(5.2%)	(1.2%)
	(590)bps	(460)bps	(130)bps	(170)bps

Key Observations

- Reduced growth and profitability expectations highlight challenges facing the business
- Median EV/CY20E sales multiples for sub 20% software growers are 5.4x (SunTrust, 2/14/2020)

Canvas

*"**We suspect that the future standalone growth profile for Canvas has likely slowed** more than consensus would imply, a dynamic that we don't think is fully appreciated by the street."*

Brian Peterson, Raymond James
10/29/2019

*"We believe there is a heightened level of uncertainty for Instructure heading into 2020 as the **Canvas market appears to be mature.**"*

Ryan MacDonald, Needham
10/29/2019

Bridge

*"First-quarter results were relatively in line, but **did little to convince us that Bridge over the longer term is the right bet for Instructure** to be making, and we have been somewhat **surprised by the pace of deceleration in the Canvas** business."*

Justin Furby, William Blair
4/30/2019

*"**Bridge penetration of the enterprise market is more costly and competitive than expected,** leading to lower growth and profitability."*

Brian Essex, Morgan Stanley
4/30/2019

Source: Wall Street Research, FactSet
Note: Wall Street estimates include both Education and Corporate businesses
Permission to use quotations neither sought nor obtained
[1] Revenue estimates in 2021E provided after Q4'19 earnings

INSTRUCTURE 8

Recent quarterly results have exposed the risks to the standalone plan

	Q4-18	Q1-19	Q2-19	Q3-19
T+1 stock price reaction	(5%)	(8%)	(1%)	6%
Rev. growth (Qtr. guide vs. consensus)	(5%)	1%	(0%)	(3%)
Revenue growth (change vs. pre-announce):				
2020 consensus	22% / (2%)	21% / (0%)	21% / (1%)	18% / (3%)
2021 consensus	20% / N/A	17% / (3%)	18% / (2%)	16% / (2%)
Analyst commentary	*"New business suggest our concerns around market saturation in higher ed. are playing out as we feared."* Macquarie 2/20/2019	*"Billings growth decelerated to +18% y/y on a TTM basis vs. 22% last quarter, a sign that growth within the overall domestic LMS market remains sluggish"* Morgan Stanley 4/30/2019	*"INST reported a mixed quarter, with results that were relatively in-line with consensus, but also marked by continued deceleration"* D.A. Davidson 7/30/2019	*"That said, weakness in international/Bridge caused a modest reduction in the 2019 outlook, and the noticeable deceleration on organic TTM billings (+12% y/y) paints a much more cautious picture on future growth prospects."* Raymond James 10/29/2019
	Two consecutive quarters of falling short of the billings and deferred revenue consensus, suggests mixed business trends." Oppenheimer 2/20/2019	*"The co. is executing on its pivot to employee development / learning, but this is an uphill climb in a competitive market in our view, with the core Education market more penetrate"* Macquarie 4/30/2019	*"We suspect that slowing higher-ed deal activity (mainly domestically) isn't full reflected in 2020 consensus"* Raymond James 7/29/2019	*"Given lack of medium-term profitability and cash generation, Instructure could find incremental investments into international salesforce and product to be too onerous"* Citi 10/29/19

Permission to use quotations neither sought nor obtained

INSTRUCTURE
9

Our standalone alternative faces serious headwinds

Rapid deceleration of revenue growth underscores the standalone risk about which we had been warning the market....

Revenue growth[1] (Education only)


70%
65%
51%
40%
27%
16%
17%
15%
12%
10%
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
YoY Q4'19 organic revenue growth of 14%[2]

"We expect our revenue growth rates to slow in future periods due to a number of reasons, which may include the maturation of our business, slowing demand for our platform and applications, increasing competition, a decrease in the growth of our overall markets..."
– Instructure 2019 Annual Report

Those who know us best agreed:

*"We believe there is a heightened level of uncertainty for Instructure heading into 2020 as **the Canvas market appears to be mature**."*
– Needham, 10/29/2019

*"We suspect that the **future standalone growth profile for Canvas has likely slowed more than consensus would imply**, a dynamic that we don't think is fully appreciated by the street."*
– Raymond James, 10/29/2019

*"First-quarter results were relatively in line, **but did little to convince us that Bridge over the longer term is the right bet for Instructure** to be making, and we have been somewhat **surprised by the pace of deceleration in the Canvas** business."*
– William Blair, 4/30/2019

[1] Denotes organic growth; [2] Organic revenue is equal to Education only revenue less acquisition revenue from MasteryConnect and Portfolium
Permission to use quotations neither sought nor obtained

INSTRUCTURE
10

The Board ran a thoughtful, exhaustive and deliberate process that thoroughly tested buyer interest

Transaction	Instructure	Amber Road	Ellie Mae	Ultimate Software	MINDBODY	athenahealth	Apptio	CommerceHub	bazaarvoice	Xactly	Jive	Marketo	Cvent	Diligent
Announced	12/4/19	5/13/19	2/12/19	2/4/19	12/24/18	11/12/18	11/11/18	3/6/18	11/27/17	5/30/17	5/1/17	5/31/16	4/18/16	2/14/16
Transaction value ($bn)	$2.0	$0.5	$3.7	$10.9	$1.9	$5.7	$1.9	$1.1	$0.5	$0.6	$0.5	$1.8	$1.6	$0.6
Total contacted (sponsors/strategics)	55 (29/26)	22[2]	34 (16/18)	23 (12/11)	53 (30/23)	65 (33/32)	50[1]	17 (8/9)	23 (9/14)	11 (2/9)	19[1]	9 (3/6)	5 (2/3)	27 (20/7)
Pre / Post announcement contacted	40/15	22/0	12/22	1/22	15/38	65/0	12/38	17/0	23/0	11/0	19/0	9/0	5/0	27/0
NDAs signed	23	7	11	4	19	31	8	7	12	8	4	5	-	20
Total preliminary proposals	4	5	4	1	1	11	3	3	3	1	3	2	2	6
Total final bids	2	2	3	1	1	3	1	1	1	1	2	2	3	2
Publicly announced strategic alternatives	✓	✗	✗	✗	✗	✓	✗	✗	✗	✗	✗	✓	✗	✗
Go-shop	✓	✗	✓	✓	✓	✗	✓	✗	✗	✗	✗	✗	✗	✗

- 2nd most exhaustive process measured by parties contacted and NDAs signed, with ~2x the average parties contacted pre-transaction announcement
- Only transaction where the strategic review was publicly announced and the board was able to negotiate a go-shop

Note: Transactions include acquisitions of public Software-as-a-Service companies by a private equity acquiror with greater than $250 million transaction value for the past five years
[1] Not broken out in proxy filing; [2] Metrics represents an average of the remaining acquisitions of public Software-as-a-Service companies by a private equity acquiror with transaction value less than $500 million

INSTRUCTURE 11

A year long, conflict-free process with 55 parties

> "We have read lots of interesting merger background materials... **We have never seen such an exhaustive list of financial sponsors and potential strategic acquirers involved in an M&A scenario.**"
>
> – SunTrust Robinson Humphrey, December 26, 2019

Thoughtful, Comprehensive Strategic Process

- Led by directors with significant deal experience
- Board engaged with any parties interested in a transaction
- Engaged with 55 parties (29 financials, 26 strategics)
- 23 NDAs (including 2 with go-shop parties), 4 preliminary proposals in stage 3
- **Share price affected during process by activists and press rumors**
- Board approved highest offer as superior to all options including standalone



$55
$50
$45
$40
$35
$30
Thoma Bravo deal price: $47.60
2/19:
Q4 earnings – (5%)
4/29:
Q1 earnings – (8%)
7/29:
Q2 earnings – (1%)
Activist Agitation and Accumulation
Process Becomes Public
Transaction announced
Jan-19
Mar-19
May-19
Jul-19
Sep-19
Nov-19
Jan-20

Stage 1:
Initial inbound discussions
Board oversaw initial discussions with financial sponsors

Stage 2:
Focused strategic review
Strategic Actions Committee conducted a review of the company strategy and options

Stage 3:
Explore sale transaction
Transaction Committee oversaw a robust and exhaustive process

Post-signing go-shop
Engaged with 24 parties, no new proposals

Permission to use quotations neither sought nor obtained

INSTRUCTURE 12

Stage 1 (Initial inbound discussions) – Board oversaw initial discussions with financial sponsors ● Received inbound interest from 3 financial sponsors including a “preliminary proposal” from one party in January 2019 ● Board evaluated the preliminary proposal, with assistance from external advisors, and determined it was not attractive at the time after party reduced its offer ● The Board directed management to continue to have discussions with any and all parties that expressed interest and appointed Lead Independent Director Lloyd (Buzz) Waterhouse to proactively engage with shareholders on the Company’s strategic direction ● From April to June 2019, an additional 3 financial sponsors expressed interest and entered into NDAs ● Management engaged with all 6 financial sponsors during June and July (6 financial sponsors total signed NDAs during stage 1), leading the Board to decide to review the company strategy and options 13Stage 1 (Initial inbound discussions) – Board oversaw initial discussions with financial sponsors ● Received inbound interest from 3 financial sponsors including a “preliminary proposal” from one party in January 2019 ● Board evaluated the preliminary proposal, with assistance from external advisors, and determined it was not attractive at the time after party reduced its offer ● The Board directed management to continue to have discussions with any and all parties that expressed interest and appointed Lead Independent Director Lloyd (Buzz) Waterhouse to proactively engage with shareholders on the Company’s strategic direction ● From April to June 2019, an additional 3 financial sponsors expressed interest and entered into NDAs ● Management engaged with all 6 financial sponsors during June and July (6 financial sponsors total signed NDAs during stage 1), leading the Board to decide to review the company strategy and options 13

Stage 2 (Focused strategic review) – Strategic Actions Committee conducted a review of the company strategy and options

- **Mandate: evaluate strategic business decisions for the Company including capital raises, cost reductions, divestures, and M&A**



Buzz Waterhouse
Lead Independent Director
Extensive industry knowledge.
Former CEO of McGraw-Hill Education, Harcourt Education, and Reynolds and Reynolds Co.



Kevin Thompson
Independent Director
Significant transaction experience including Trusted Metrics, VividCortex, Samanage, LOGICnow, and Loggly Inc. Currently CEO of SolarWinds.



Dan Goldsmith
Director and CEO
Integral in developing Instructure's strategy.
Former senior executive at Veeva, IBM, PwC, and Accenture

Standalone Alternatives

Separation or shutdown of Bridge	✘ Uncertainty around marketability of Bridge and potential for substantial shutdown cost ✘ Timing of separation/shutdown given ongoing operating losses
Focus on restructured Education business	✘ Substantial execution risks given business trends, material cost cutting required and significant capital investment needed
Strategic partnerships	✘ Limited value accretive opportunities identified
Leveraged recapitalization	✘ Limited debt capacity and value arbitrage opportunity
Private investment of debt / equity securities ("PIPE")	✘ Dilutive to shareholders and no actionable use of proceeds
Tuck-in acquisitions	✘ Limited universe of accretive opportunities
Transformational acquisitions	✘ Substantial execution risk, limited options, and capital constraints ✘ Other parties, including financial sponsors, have bid up valuations in the sector

At the conclusion of the review of the company strategy and options, the Board concluded to explore a potential sale of the Company

INSTRUCTURE
14

Stage 3 (Explore sale transaction) – Transaction Committee oversaw a robust and exhaustive process

- **Mandate: explore interest of third parties in acquiring Instructure and manage the sale process**
- **Prior to signing the Thoma Bravo deal, 40 parties were contacted (20 prior to public announcement) and 19 NDAs, which resulted in 4 preliminary and 2 final proposals**

Members		Key qualifications
	**Josh Coates** ***Executive Chairman of the Board***	• Significant (7%) Instructure shareholder • Former Instructure CEO • Instructure Board member since 2009 • Previously co-founded and sold one technology company
	**Kevin Thompson** ***Independent director***	• CEO of SolarWinds • At SolarWinds, involved in acquisitions of VividCortex, Samanage, Trusted Metrics, LOGICnow and Loggly, take private of SolarWinds by a consortium including SolverLake and Thoma Bravo and two IPOs of the company • Former CFO of Surgient, SAS Institute and RedHat • Board member of Instructure and Blackline (NASDAQ: BL)
	**Buzz Waterhouse** ***Lead Independent director***	• Chosen to participate on a non-member basis to provide feedback to the Transaction Committee with respect to matters considered by the committee on a regular and as-needed basis • Former McGraw-Hill CEO • Transaction experience include the sale of Harcourt Education for $4.95bn and the carve-out of McGraw-Hill Education and sale to Apollo for $2.4bn

INSTRUCTURE
15

The Board went above and beyond to reach out and engage with Praesidium, who actively pushed publicly and privately for a sale, prior to announcement

- Since the 13D filing, the Company had extensive interactions with Praesidium, including 75+ emails, 15+ calls, and 2 meetings
- When briefed on the process and likely outcome, Praesidium did not object to the Board proceeding with the transaction

- Mar. 29 — **3/29/19: Meeting** Regular investor meeting onsite in SLC (Oram, Kaminsky, Godfrey)
- Apr. 15 — Praesidium Investment Management Co LLC ("Praesidium") files 13D and has a call to discuss business strategy
- Apr. 30 — **4/30/19: Call** Discussed Praesidium investment (Oram, Goldsmith, Kaminsky)
- May 29 — **5/29/19: Call** Discussed business strategy (Oram, Coates, Goldsmith, Kaminsky)
- Jun. 7 — **6/7/19: Call** Discussed ISS ratings and follow-up on business strategy (Oram, Coates, Goldsmith, Waterhouse)
- Jun. 14 — **6/14/19: Call** Follow-up call on business strategy (Oram, Goldsmith, Kaminer)
- Jul. 26 — **7/26/19: Call** Discussed potential sale (Oram, Goldsmith, Waterhouse, Kaminer)
- Aug. 20 — **8/20/19: Call** Follow-up call on business strategy (Oram, Goldsmith)
- Sep. 11 — **9/11/19: Meeting** Discussed business strategy and board composition (Oram, Waterhouse)
- Oct. 2 — **10/2/19: Call** Discussed business strategy (Oram, Thompson)
- Oct. 3 — **10/3/19: Call** Discussed sale of the company (Oram, Waterhouse)
- Oct. 4 — **10/4/19: Call** Discussed Company strategy to address concerns in the market (Oram, Waterhouse, Goldsmith)
- Oct. 7 — **10/7/19: Call** Discussed governance issues (Oram, Waterhouse)
- Oct. 18 — **10/18/19: Call** Discussed strategic changes and offered to bring Praesidium under NDA (Oram, Goldsmith, Waterhouse)
- Oct. 20 — **10/20/19: Call** Discussion around business strategy, financial model, and Bridge (Oram, Waterhouse)
- Nov. 27 — **11/27/19: Call** Discussed sale process (Oram, Waterhouse)
- Nov. 28 — **11/28/19: Call** Call to discuss board composition, sale process, and business strategy (Oram, Waterhouse)
- Dec. 1 — **12/1/19: Call** Discussed business strategy (Oram, Thompson)
- Dec. 6 — **12/6/19: Call** Discussed sale process (Oram, Waterhouse)
- Dec. 11 — **12/11/19: Call** Discussed Praesidium ownership (Oram, Waterhouse)

INSTRUCTURE 16

Praesidium's objections are not based in fact

Praesidium Claim:	Fact:
Process was rushed and not designed to optimize outcomes for shareholders	• The Board ran a thoughtful process over a year-long period that resulted in the 4th highest revenue multiple paid by a PE firm in a SaaS take private • The Board responded to every inbound expression of interest, retained advisors, set up independent Board committees and thoroughly evaluated options • The sale process prioritized "most likely" buyers, but also reached out to "any potential" bidder, for a total of 40 parties with 20 parties (8 financial and 12 strategic parties) prior to the becoming public • Potential buyers worked over holidays; go-shop involved 24 parties, with 9 parties contacted prior to transaction and 15 new parties • No party made an alternative proposal during the go-shop period, validating the price discovery of our initial process
Process lacked transparency	• The Board engaged with all likely buyers and ran a parallel engagement process (including 4 NDA's) to ensure alignment with shareholders • The securities laws constrain any Board's ability to discuss material non-public information - full real-time disclosure of ongoing process developments hamstrings sales process
Inconsistent disclosures about strategic alternatives	• There has been no inconsistency in disclosures - the Board engages with shareholders, and continued to engage during the strategic process • The Company had been evaluating its strategic alternatives for many months prior to the public announcement on November 14th - the Strategic Actions Committee was formed in July 2019
Running go-shop over holiday period is ineffective	• In an extended effort to induce competition among any potentially interested parties, the Board insisted on a 35-day go-shop period (in spite of Thoma Bravo's resistance to a go-shop) to enable the company to continue to engage with parties • During the 35-day go-shop period, activity in the mergers and acquisitions market remained strong (161 mergers and acquisitions valued at $96 billion were announced in the U.S.) and included Wesco making two competing bids for Anixter the days before and after Christmas before winning the auction on 1/13/20

INSTRUCTURE 17

Praesidium's objections are not based in fact (continued)

Praesidium Claim:	Fact:
Dan Goldsmith is biased in favor of Thoma Bravo	• Non-executive directors ran the process, and the full Board unanimously approved the transaction • Dan had no role on the Transaction Committee • Dan removed himself from Board deliberations when potential conflicts existed
Josh Coates is not aligned with shareholders	• Josh is a significant shareholder. His interests are fully aligned with every other shareholder in this transaction • Josh would not benefit from a rushed process, suboptimal strategy, or undervalued transaction
Kevin Thompson was inclined to push for Thoma Bravo	• Josh Coates, not Kevin, led the final negotiations with Thoma Bravo • Kevin's experience in evaluating strategic alternatives added significant leverage to the process • That Kevin, like the other directors, was unbiased is borne out by the extensive and competitive nature of the process
Buzz Waterhouse was disengaged and not part of the "core team"	• Buzz was core to the process, through his regular and frequent engagement with shareholders • Though not a formal member of the Transaction Committee – to enable his extensive engagement with shareholders – Buzz remained actively involved with the Transaction Committee throughout the process
Dan Goldsmith was unwilling to work for certain bidders	• Dan was not a member of the Transaction Committee, a process control designed to eliminate any personal preferences • No party which expressed an interest was discounted based on personal preferences of any executives or directors
The Board rejected a deal higher than $47.60 per share	• One bidder, who initially submitted a proposal higher than the Thoma Bravo offer which was rejected by the Board, subsequently lowered its offer well below $47.60 after detailed due diligence • No bona fide offer higher than $47.60 was rejected

INSTRUCTURE
18

Instructure Board recommends that stockholders vote to approve the transaction ● Now is the right time for this transaction, given the material execution risk in continuing as a standalone public company ● The robust strategic review process considered a broad range of options before the Board ultimately approved this alternative and engaged 55 potential buyers, 23 of which signed confidentiality agreements ● $47.60 per share in cash maximizes value for stockholders, providing superior risk-adjusted value and certainty to all other evaluated opportunities Your Vote Is Important, No Matter How Many Shares You Own! If you have questions about how to vote your shares, please contact: 1407 Broadway, 27th Floor New York, New York 10018 Call Collect (212) 929-5500 or Toll-Free (800) 322-2885 Email: proxy@mackenziepartners.com 19Instructure Board recommends that stockholders vote to approve the transaction ● Now is the right time for this transaction, given the material execution risk in continuing as a standalone public company ● The robust strategic review process considered a broad range of options before the Board ultimately approved this alternative and engaged 55 potential buyers, 23 of which signed confidentiality agreements ● $47.60 per share in cash maximizes value for stockholders, providing superior risk-adjusted value and certainty to all other evaluated opportunities Your Vote Is Important, No Matter How Many Shares You Own! If you have questions about how to vote your shares, please contact: 1407 Broadway, 27th Floor New York, New York 10018 Call Collect (212) 929-5500 or Toll-Free (800) 322-2885 Email: proxy@mackenziepartners.com 19

AppendixAppendix

Roadmap to completion Transaction remains on track to close in Q1 2020 Secured fully Seek Preliminary Seek Received Filed Anticipated Mailed equity financed stockholder proxy remaining early definitive closing date proxy transaction on approval at statement foreign termination proxy statement to signing special filed with SEC regulatory under HSR statement stock- meeting approval holders (last pending approval) Dec 4 Dec 23 Jan 2 Jan 7 Jan 14 End of Feb 13 Feb 14 Jan 20Roadmap to completion Transaction remains on track to close in Q1 2020 Secured fully Seek Preliminary Seek Received Filed Anticipated Mailed equity financed stockholder proxy remaining early definitive closing date proxy transaction on approval at statement foreign termination proxy statement to signing special filed with SEC regulatory under HSR statement stock- meeting approval holders (last pending approval) Dec 4 Dec 23 Jan 2 Jan 7 Jan 14 End of Feb 13 Feb 14 Jan 20

INVESTOR PRESENTATION, ADDITIONAL INFORMATION AND WHERE TO FIND IT & PARTICIPANTS IN THE SOLICITATION This investor presentation (this presentation ) is for informational purposes only and does not constitute an offer to sell, a solicitation of an offer to buy or a recommendation to purchase any equity, debt or other financial instruments of Instructure, Inc. (“Instructure”). This presentation has been prepared to assist investors in making their own evaluation with respect to the proposed merger (“Merger”) contemplated by that certain Agreement and Plan of Merger, dated as of December 4, 2019 (the “Merger Agreement”) by and among Instructure, PIV Purchaser, LLC (“Parent”), and PIV Merger Sub, Inc., (“Merger Sub”) pursuant to which Merger Sub will merge with and into Instructure, with Instructure continuing as the surviving corporation (the “Merger”) and a wholly owned subsidiary of Parent. Parent and Merger Sub are entities that are affiliated with Thoma Bravo, LLC. This presentation is not intended to form the basis of any investment decision or any other decisions with respect to the Merger. In connection with the proposed transaction, on January 7, 2020 Instructure filed with the Securities and Exchange Commission (the “SEC”) a revised definitive proxy statement on Schedule 14A (the “Proxy Statement”), as well as other relevant documents concerning the proposed transaction. Instructure mailed the Proxy Statement and a proxy card to each Instructure stockholder entitled to vote at the special meeting relating to the proposed transaction on or about January 14, 2020. Investors and security holders of Instructure are urged to carefully read the Proxy Statement (and any amendments and supplements thereto when such filings become available) and other filings made in connection therewith because such documents contain or will contain important information about the proposed transaction. Investors and security holders of Instructure are able to obtain a free copy of the Proxy Statement, and will be able to obtain a free copy of any amendments and supplements thereto, as well as other relevant filings containing information about Instructure and the proposed transaction, including materials that are incorporated by reference into the Proxy Statement, without charge, at the SEC’s website (http://www.sec.gov) or from Instructure by contacting Instructure’s Investor Relations at (866) 574-3127, by email at Investors@instructure.com, or by going to Instructure’s Investor Relations page on its website at https://ir.instructure.com/overview/default.aspx and clicking on the link titled “SEC Filings.” Instructure and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding the interests of Instructure’s directors and executive officers and their ownership of Instructure common stock is set forth in Instructure’s annual report on Form 10-K filed with the SEC on February 20, 2019 and Instructure’s proxy statement on Schedule 14A filed with the SEC on April 8, 2019. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests in the proposed transaction, by security holdings or otherwise, are contained in the Proxy Statement, and will be contained in the other relevant materials to be filed with the SEC in connection with the proposed transaction. Free copies of these documents may be obtained, without charge, from the SEC or Instructure as described in the preceding paragraph.INVESTOR PRESENTATION, ADDITIONAL INFORMATION AND WHERE TO FIND IT & PARTICIPANTS IN THE SOLICITATION This investor presentation (this presentation ) is for informational purposes only and does not constitute an offer to sell, a solicitation of an offer to buy or a recommendation to purchase any equity, debt or other financial instruments of Instructure, Inc. (“Instructure”). This presentation has been prepared to assist investors in making their own evaluation with respect to the proposed merger (“Merger”) contemplated by that certain Agreement and Plan of Merger, dated as of December 4, 2019 (the “Merger Agreement”) by and among Instructure, PIV Purchaser, LLC (“Parent”), and PIV Merger Sub, Inc., (“Merger Sub”) pursuant to which Merger Sub will merge with and into Instructure, with Instructure continuing as the surviving corporation (the “Merger”) and a wholly owned subsidiary of Parent. Parent and Merger Sub are entities that are affiliated with Thoma Bravo, LLC. This presentation is not intended to form the basis of any investment decision or any other decisions with respect to the Merger. In connection with the proposed transaction, on January 7, 2020 Instructure filed with the Securities and Exchange Commission (the “SEC”) a revised definitive proxy statement on Schedule 14A (the “Proxy Statement”), as well as other relevant documents concerning the proposed transaction. Instructure mailed the Proxy Statement and a proxy card to each Instructure stockholder entitled to vote at the special meeting relating to the proposed transaction on or about January 14, 2020. Investors and security holders of Instructure are urged to carefully read the Proxy Statement (and any amendments and supplements thereto when such filings become available) and other filings made in connection therewith because such documents contain or will contain important information about the proposed transaction. Investors and security holders of Instructure are able to obtain a free copy of the Proxy Statement, and will be able to obtain a free copy of any amendments and supplements thereto, as well as other relevant filings containing information about Instructure and the proposed transaction, including materials that are incorporated by reference into the Proxy Statement, without charge, at the SEC’s website (http://www.sec.gov) or from Instructure by contacting Instructure’s Investor Relations at (866) 574-3127, by email at Investors@instructure.com, or by going to Instructure’s Investor Relations page on its website at https://ir.instructure.com/overview/default.aspx and clicking on the link titled “SEC Filings.” Instructure and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding the interests of Instructure’s directors and executive officers and their ownership of Instructure common stock is set forth in Instructure’s annual report on Form 10-K filed with the SEC on February 20, 2019 and Instructure’s proxy statement on Schedule 14A filed with the SEC on April 8, 2019. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests in the proposed transaction, by security holdings or otherwise, are contained in the Proxy Statement, and will be contained in the other relevant materials to be filed with the SEC in connection with the proposed transaction. Free copies of these documents may be obtained, without charge, from the SEC or Instructure as described in the preceding paragraph.

NOTICE REGARDING FORWARD-LOOKING STATEMENTS, NON-GAAP MEASURES & USE OF PROJECTIONS This presentation contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 related to Instructure and the acquisition of Instructure. Forward-looking statements in this presentation include, among other things, statements about the potential benefits of the proposed transaction, Instructure’s plans, objectives, expectations and intentions, the financial condition, results of operations and business of Instructure, the anticipated timing of closing of the proposed transaction, and certain projections regarding adjusted EBITDA for years 2019 through 2023 (which were developed by Instructure management on a standalone basis without giving effect to the Merger, or any changes to Instructure’s operations or strategy that may be implemented after the consummation of the Merger, including any costs incurred in connection with the Merger and the other transactions contemplated by the Merger Agreement, which do not include proceeds or shutdown costs with respect to the operation, divesture, or shutdown of the Bridge segment, and which were not prepared with a view toward public disclosure or with a view toward complying with the published guidelines of the SEC regarding projections or accounting principles generally accepted in the United States (“GAAP”)). Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Risks and uncertainties include, among other things, (1) risks related to the ability of Instructure to consummate the Merger on a timely basis or at all; (2) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement or could otherwise cause the Merger to fail to close; (3) the outcome of any legal proceedings that may be instituted against Instructure, Parent or any of their respective directors of officers with respect to the Merger; (4) the failure to satisfy all of the conditions precedent to consummation of the proposed transaction, including the adoption of the Merger Agreement by Instructure’s stockholders and the receipt of regulatory approvals; (5) disruption from the proposed Merger making it more difficult to maintain business and operational relationships; (6) the negative side effects of the announcement or the consummation of the Merger on the market price of Instructure’s common stock or on Instructure’s operating results; (7) significant transaction costs; (8) the risk of litigation and/or regulatory actions related to the proposed transaction; (9) competitive factors, including competitive responses to the transaction and changes in the competitive environment, pricing changes, sales cycle time and increased competition; customer demand for Instructure’s products; (10) new application introductions and Instructure’s ability to develop and deliver innovative applications and features; (11) Instructure’s ability to provide high-quality service and support offerings; Instructure’s ability to build and expand its sales efforts; regulatory requirements or developments; changes in capital resource requirements; and other business effects, including the effects of industry, market, economic, political or regulatory conditions; (12) future exchange and interest rates; (13) changes in tax and other laws, regulations, rates and policies; and (14) future business combinations or disposals. Although certain forward-looking information are presented with numerical specificity, they were based on numerous variables and assumptions made by Instructure with respect to industry performance, general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to Instructure’s business, all of which are difficult or impossible to predict accurately and many of which are beyond Instructure’s control, and therefore are subject to many risks and uncertainties that could cause actual results to differ materially from the results forecasted. Accordingly, undue reliance should not be placed upon any forward-looking statements. Further information on these and other risk and uncertainties relating to Instructure can be found in its reports on Forms 10-K, 10-Q and 8-K and in other filings Instructure makes with the SEC from time to time and available at www.sec.gov. These documents are available under the SEC filings heading of the Investors section of Instructure’s website at https://ir.instructure.com/overview/default.aspx. The forward-looking statements included in this presentation are made only as of the date hereof. Instructure assumes no obligation and does not intend to update these forward-looking statements, except as required by law. This presentation contains financial forecasts. Instructure’s independent auditors have not studied, reviewed compiled or performed any procedures with respect to the projections for the purpose of their inclusion in this presentation, and have not expressed an opinion or provided any other form of assurance with respect thereto. These projections are for illustrative purposes and should not be relied upon as being necessarily indicative of future results. In this presentation, certain of the projections have been provided for the purposes or providing comparisons with historical data. The assumptions and estimates underlying the prospective financial information are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the prospective financial information. Projections are inherently uncertain due to a number of factors outside Instructure’s control. Accordingly, there can be no assurance that the prospective results are indicative of future performance of Instructure. This presentation includes non-GAAP financial measures including adjusted EBITDA and adjusted EBITDA margin, which financial measures are not prepared in accordance with GAAP. These non-GAAP financial measures do not have a standardized meaning, and the definition of adjusted EBITDA used by Instructure may be different from other, similarly named non-GAAP measures used by others. In addition, such financial information is unaudited and does not conform to SEC Regulation S-X and as a result such information may be presented differently in future filings by Instructure with the SEC. See the footnotes on the slides where these measures are discussed. Instructure believes that these non-GAAP measures are useful to investors because they these measures may assist investors in evaluating ongoing operating results and trends, and these measures are used by Instructure’s management to assess its performance. Additionally, to the extent that forward-looking non-GAAP financial measures are provided, they are presented on a non-GAAP basis without reconciliations of such non-GAAP financial measures due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation. These non-GAAP measures should not considered in insolation from, or an alternative to, financial measures determined in accordance with GAAP.NOTICE REGARDING FORWARD-LOOKING STATEMENTS, NON-GAAP MEASURES & USE OF PROJECTIONS This presentation contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 related to Instructure and the acquisition of Instructure. Forward-looking statements in this presentation include, among other things, statements about the potential benefits of the proposed transaction, Instructure’s plans, objectives, expectations and intentions, the financial condition, results of operations and business of Instructure, the anticipated timing of closing of the proposed transaction, and certain projections regarding adjusted EBITDA for years 2019 through 2023 (which were developed by Instructure management on a standalone basis without giving effect to the Merger, or any changes to Instructure’s operations or strategy that may be implemented after the consummation of the Merger, including any costs incurred in connection with the Merger and the other transactions contemplated by the Merger Agreement, which do not include proceeds or shutdown costs with respect to the operation, divesture, or shutdown of the Bridge segment, and which were not prepared with a view toward public disclosure or with a view toward complying with the published guidelines of the SEC regarding projections or accounting principles generally accepted in the United States (“GAAP”)). Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Risks and uncertainties include, among other things, (1) risks related to the ability of Instructure to consummate the Merger on a timely basis or at all; (2) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement or could otherwise cause the Merger to fail to close; (3) the outcome of any legal proceedings that may be instituted against Instructure, Parent or any of their respective directors of officers with respect to the Merger; (4) the failure to satisfy all of the conditions precedent to consummation of the proposed transaction, including the adoption of the Merger Agreement by Instructure’s stockholders and the receipt of regulatory approvals; (5) disruption from the proposed Merger making it more difficult to maintain business and operational relationships; (6) the negative side effects of the announcement or the consummation of the Merger on the market price of Instructure’s common stock or on Instructure’s operating results; (7) significant transaction costs; (8) the risk of litigation and/or regulatory actions related to the proposed transaction; (9) competitive factors, including competitive responses to the transaction and changes in the competitive environment, pricing changes, sales cycle time and increased competition; customer demand for Instructure’s products; (10) new application introductions and Instructure’s ability to develop and deliver innovative applications and features; (11) Instructure’s ability to provide high-quality service and support offerings; Instructure’s ability to build and expand its sales efforts; regulatory requirements or developments; changes in capital resource requirements; and other business effects, including the effects of industry, market, economic, political or regulatory conditions; (12) future exchange and interest rates; (13) changes in tax and other laws, regulations, rates and policies; and (14) future business combinations or disposals. Although certain forward-looking information are presented with numerical specificity, they were based on numerous variables and assumptions made by Instructure with respect to industry performance, general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to Instructure’s business, all of which are difficult or impossible to predict accurately and many of which are beyond Instructure’s control, and therefore are subject to many risks and uncertainties that could cause actual results to differ materially from the results forecasted. Accordingly, undue reliance should not be placed upon any forward-looking statements. Further information on these and other risk and uncertainties relating to Instructure can be found in its reports on Forms 10-K, 10-Q and 8-K and in other filings Instructure makes with the SEC from time to time and available at www.sec.gov. These documents are available under the SEC filings heading of the Investors section of Instructure’s website at https://ir.instructure.com/overview/default.aspx. The forward-looking statements included in this presentation are made only as of the date hereof. Instructure assumes no obligation and does not intend to update these forward-looking statements, except as required by law. This presentation contains financial forecasts. Instructure’s independent auditors have not studied, reviewed compiled or performed any procedures with respect to the projections for the purpose of their inclusion in this presentation, and have not expressed an opinion or provided any other form of assurance with respect thereto. These projections are for illustrative purposes and should not be relied upon as being necessarily indicative of future results. In this presentation, certain of the projections have been provided for the purposes or providing comparisons with historical data. The assumptions and estimates underlying the prospective financial information are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the prospective financial information. Projections are inherently uncertain due to a number of factors outside Instructure’s control. Accordingly, there can be no assurance that the prospective results are indicative of future performance of Instructure. This presentation includes non-GAAP financial measures including adjusted EBITDA and adjusted EBITDA margin, which financial measures are not prepared in accordance with GAAP. These non-GAAP financial measures do not have a standardized meaning, and the definition of adjusted EBITDA used by Instructure may be different from other, similarly named non-GAAP measures used by others. In addition, such financial information is unaudited and does not conform to SEC Regulation S-X and as a result such information may be presented differently in future filings by Instructure with the SEC. See the footnotes on the slides where these measures are discussed. Instructure believes that these non-GAAP measures are useful to investors because they these measures may assist investors in evaluating ongoing operating results and trends, and these measures are used by Instructure’s management to assess its performance. Additionally, to the extent that forward-looking non-GAAP financial measures are provided, they are presented on a non-GAAP basis without reconciliations of such non-GAAP financial measures due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation. These non-GAAP measures should not considered in insolation from, or an alternative to, financial measures determined in accordance with GAAP.